UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

PRACTICEXPERT, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30583	87-0622329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento Drive, No. 110, Calabasas, California 91302
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (818) 591-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2006, the Board of Directors of PracticeXpert, Inc. (the “Registrant” )approved a non-binding term sheet (the proposed “Summary of Offering”) between the Registrant and certain investors whereby the investors would purchase up to $1,000,000 of Subordinated Convertible Discount Notes (the “Notes”). The Notes will mature 16 months from the date of issuance and will be issued at an original issue discount of 30%. The Notes will be subordinated to the existing 12% Senior Secured Convertible Debentures held by the Midtown Partners Investment Group and the existing $4 million Citibank, NA (“Citibank”) demand notes guaranteed by PI (Cayman) Limited (“PI Cayman”).

Citibank will transfer its $4 million demand notes to PI Cayman, and PI Cayman will convert the demand notes into a convertible 3-year term notes with interest payable at 4% per annum. PI Cayman will immediately convert an aggregate of $750,000 of the notes into shares of restricted common stock at a conversion price of $0.01. If restricted common stock is unavailable, then the Registrant shall provide PI Cayman with shares of voting Preferred Stock, which shall be immediately and automatically converted to Common Stock when the Registrant increases its authorized shares. Such shares shall be restricted for the lesser of 1 year following the second closing or such time as the 75% of the Debentures have been converted into shares of common stock. PI Cayman will be entitled to convert the $3.25 million term note at a conversion price $0.01 per share of common stock in accordance with the following schedule:

(1)	$750,000 convertible immediately into 75 million shares of restricted stock;
(2)	$750,000 convertible into 75 million unrestricted shares after 12 months; and
(3)	$1,750,000 convertible into 175 million unrestricted shares after 18 months.

PI Cayman will receive 200% warrant coverage on the $3.25 million term notes. The Warrants shall not be exercisable until the release date. The Warrant price will be $.001 per share of common stock for the first $750,000 in warrants and $.01 for the remaining warrants.

The Registrant will effect a 100-to-1 reverse stock split. The Registrant will also file a Schedule 14C Information Statement with the Securities and Exchange Commission as soon as possible. In connection with this transaction, certain members of the Registrant’s management and Board of Directors have submitted their resignations. The outgoing officers and directors have agreed to certain terms whereby they would forego certain monies and rights that may have existed. Additional information regarding the outgoing management is included in Items 1.01 and 5.02 of this Form 8-K.

Midtown Partners Investors Group will exercise their anti-dilution adjustment to modify their Debentures to the terms of the Notes, including the associated original issue discount and conversion features.

On September 19, 2006, the “Registrant” entered into an Outgoing Management Agreement (the “Agreement”) with the following directors and officers of the Registrant:

(1)	Jonathan Doctor - President and Chairman of the Board of Directors
(2)	Michael Manahan - Chief Executive Officer and Director
(3)	Zima Hartz - Secretary and Director
(4)	Monica Dedovich - Director
(5)	Kevin Gilbert - Senior VP (non-executive officer)

The parties entered into the Agreement in connection with the Registrant’s proposed Summary of Offering which is concurrently reported herein.

Pursuant to the Agreement, each member of the outgoing management, waived, released and forgave rights, claims, causes of action, and damages against the Registrant relating to any golden parachutes, severance pay, wrongful termination, salary, benefits, and other compensation that may be due for services rendered to the Registrant as an employee, board member, officer, contractor or otherwise excluding compensation for past services as defined in the agreement. The outgoing management also agreed to not file any causes of actions or complaints against the Registrant for any employment-related claims. The outgoing management also agreed to defer repayment of any amounts owed by the Registrant for nine months and to accept a monthly repayment plan after that time has expired.

A copy of the Agreement is attached hereto as Exhibit 10.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 21, 2006, certain of the Registrant’s officers and members of the Board of Directors offered their resignations which were accepted by the Board. In connection therewith, the Registrant’s remaining Board of Directors accepted the resignations of the following directors and officers:

(1)	Jonathan Doctor - President and Chairman of the Board of Directors
(2)	Michael Manahan - Chief Executive Officer and Director
(3)	Zima Hartz - Secretary and Director
(4)	Monica Dedovich - Director

There was no dispute between any of these individuals and the Registrant on any matter relating to the Registrant’s operations, policies or practices that led to any of theses resignations.

On September 21, 2006, the Board unanimously elected Charles Smith (a current member of the Board of Directors) as Chairman of the Board and interim Chief Financial Officer. The Registrant is currently seeking a permanent Chief Financial Officer. The Board also unanimously elected Hank Cohn as a member of the Board of Directors and President and Chief Executive Officer.

Mr. Cohn is also a member of the Board of Directors of Crystal International Travel Group, Inc. (CINT.OB). Mr. Cohn has not been appointed to any committee of the Registrant’s Board of Directors. There are no transactions during the last two years, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Cohn or his immediate family had or is to have a direct or indirect material interest. Mr. Cohn does not have any family relationships with any other directors or executive officers of the Registrant.

Mr. Cohn’s business background is as follows:

Hank Cohn is Executive VP at Galaxy Ventures, LLC. Galaxy is a closely held family fund with a multi-pronged investment strategy concentrating in two areas, bond trading, and early stage technology investments. Mr. Cohn acts as Portfolio Manager for investments. Mr. Cohn is also a member of the Board of Directors of a number of companies, both public and private, advising on both capital raising and M&A activities.

Prior to joining Galaxy Ventures full time in 2003, Mr. Cohn worked at Atlas Capital, an investment banking boutique in New York. At Atlas Mr. Cohn in the capacity of Vice President worked on sourcing and structuring PIPE (Private Investment in Public Equities) for a few select clients including Galaxy Ventures. From 1999 until joining Atlas Capital in 2001 Mr. Cohn worked as an analyst at The Middleton Group, an Investment Banking boutique in Stamford, CT. The Middleton Group specializes in raising capital for private start-up companies and had raised over $25 million during Hank's tenure there.

Mr. Cohn graduated with an MBA in finance and investments from Baruch College in 1999. Prior to getting his MBA, Hank successfully co-founded and sold Webspan Inc. an Internet Service Provider startup in 1996.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Agreement by and between PracticeXpert, Inc. and Jonathan Doctor, Michael Manahan, Zima Hartz, Kevin Gilbert and Monica Dedovich dated September 19, 2006.

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEXPERT, INC. (Registrant)

Date: September 26, 2006	By:	/s/ Hank Cohn
Hank Cohn,
President / CEO